Exhibit 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT ANNOUNCES PRICING OF SENIOR NOTES
     MISSISSAUGA, ONTARIO, March 3, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (the “Company”) announced today that Valeant Pharmaceuticals International (“Valeant”), its wholly owned indirect subsidiary, has priced its previously announced offering of senior unsecured notes, which consists of $950 million aggregate principal amount of 6.500% Senior Notes due 2016 and $550 million aggregate principal amount of 7.250% Senior Notes due 2022 (collectively, the “Notes”). The offering is expected to close on or about March 8, 2011.
     The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.
     The Notes will be guaranteed by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor under Valeant’s other senior notes.
     Valeant intends to use the net proceeds from the offering of the Notes to prepay the amounts outstanding under its term loan A facility (and cancel the undrawn senior secured revolving credit facility); to fund the $275 million repurchase of shares of the Company’s common shares from ValueAct Capital Master Fund, L.P. pursuant to the terms of a recently announced privately negotiated purchase and sale agreement; to finance the redemption of Valeant’s 4.0% convertible subordinated notes due 2013, which the Company anticipates commencing during the second quarter of 2011; and for general corporate purposes.
     This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics.
Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
     This press release may contain forward-looking statements, including, but not limited to, our financing plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
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